Exhibit 1.01

Conflict Minerals Report of Outset Medical, Inc.

for the reporting period from January 1, 2025 to December 31, 2025

Introduction

This Conflict Minerals Report (the “Report”) of Outset Medical, Inc. (“Outset”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for calendar year 2025 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (“DRC”) and each adjoining country. Certain other terms in this Report are defined in the Rule, Form SD or SEC Release No. 34-67716 issued by the U.S. Securities and Exchange Commission (“SEC”) on August 22, 2012, and the reader is referred to those sources for such definitions.

Company and Product Overview

Outset is headquartered in the United States and operates a manufacturing facility in Mexico. Outset is a medical technology company pioneering a first-of-its-kind technology to improve clinical outcomes in dialysis with less cost and complexity. We believe the Tablo® Hemodialysis System, cleared by the U.S. Food and Drug Administration for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by virtually anyone.

The Tablo Hemodialysis System includes: (i) the Tablo console, a compact, mobile machine consisting of an integrated water purification, on-demand dialysate production system and touchscreen interface and (ii) the Tablo cartridge, a disposable single use pre-strung cartridge that clicks into place and consists of pre-configured blood, saline, and infusion tubing. In addition, TabloCart is an accessory for the Tablo system that provides added maneuverability and optional prefiltration or storage.

This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by Outset; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are referred to in this Report collectively as the “Covered Products,” include the Tablo console and TabloCart. Based on our assessment of the underlying components, which contain only plastics, we determined that Tablo cartridges manufactured or contracted to be manufactured by us in 2025 did not contain Conflict Minerals. As a result, Tablo cartridges are not Covered Products for this Reporting Period.

Supply Chain Overview

As a “downstream” purchaser of products or components that contain Conflict Minerals, we are at the end of a very long supply chain where we manufacture or contract to manufacture products and do not directly source Conflict Minerals from mines, smelters or refiners nor specifically design Conflict Minerals into our products.

Reasonable Country-of-Origin Inquiry

We conducted a good faith, reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “necessary Conflict Minerals”). This RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may have been from recycled or scrap sources.

We compiled a list of Tier 1 (i.e., direct) suppliers in the bill of materials for the Covered Products for which the manufacture was completed during the Reporting Period, and considered these 92 suppliers to fall within the scope of our RCOI. In this Report, we refer to these suppliers as “in-scope suppliers”.

We engaged a third-party service provider, Source Intelligence, to assist us with certain elements of our RCOI and due diligence efforts as described below. Following an introductory email from Outset outlining our Conflict Minerals program requirements and identifying Source Intelligence as a partner, in-scope suppliers were contacted by Source Intelligence as part of the RCOI process. These suppliers were first asked a short set of questions including whether the products they supplied to Outset contain Conflict Minerals. Suppliers that indicated that the products they supplied to Outset do not contain Conflict Minerals were deemed responsive to the inquiry and were not asked to provide additional information, while suppliers that indicated that the products they supplied to Outset do contain Conflict Minerals were asked to complete and submit a Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT provided a standardized method for collecting representations, statements and data from these suppliers related to the presence, use, source and chain of custody of the Conflict Minerals in supplier components that are incorporated in the Covered Products. Following multiple reminder emails from Source Intelligence, Outset directly contacted suppliers that were unresponsive to Source Intelligence’s communications and requested that they complete and submit a CMRT.

Source Intelligence maintained an online platform for submission, validation and management of supplier responses. Suppliers generally uploaded their completed CMRTs to the online platform or completed an online version of the CMRT. Of the 92 in-scope suppliers contacted, approximately 83% (76 suppliers) responded to Outset’s request by providing a completed CMRT or otherwise confirming that the products they supplied to Outset do not contain Conflict Minerals.

Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, to the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with our position in the minerals supply chain as a downstream purchaser. The scope of our due diligence remained on Conflict Minerals - namely gold, tantalum, tin and tungsten, or 3TG.

Description of Due Diligence Measures

Our due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

1.
OECD Step 1 - Establish Strong Company Management Systems

•
Conflict Minerals Policy. We adopted a Conflict Minerals policy that outlines our commitment to responsible sourcing and compliance with the rules relating to the use of Conflict Minerals necessary to manufacture our products. As set forth in our policy, we expect our suppliers to establish policies and systems designed to ensure proper tracing, monitoring and reporting of Conflict Minerals in their supply chains, to source Conflict Minerals from smelters or refiners that have been independently validated as conflict-free, and to provide related information to us upon our request. Our Conflict Minerals policy was communicated to in-scope suppliers during the Reporting Period, and is posted on our external website at: https://investors.outsetmedical.com/static-files/5a435725-69e9-45c1-a31e-0e989f952b5a.

•
Conflict Minerals Team. A cross-functional team comprised of individuals from our supply chain and legal functions is responsible for managing and implementing our Conflict Minerals program. The project team met regularly over the course of 2025 and into 2026, reporting to senior management, as needed, to provide updates regarding our Conflict Minerals program and due diligence results. We engaged Source Intelligence to assist with certain elements of our Conflict Minerals program, including engaging with suppliers, collecting, processing and storing supplier responses through its online platform, reviewing and validating supplier responses, helping to identify and resolve quality control flags, and identifying potential risks. The internal project team worked collaboratively with Source Intelligence in connection with its RCOI and due diligence efforts.

•
System of Controls and Transparency. In an effort to enhance its due diligence processes and improve the accuracy and completeness of supplier data, the internal project team met regularly to discuss, and worked with Source Intelligence to help document, internal operating procedures for scoping suppliers, conducting supplier outreach and follow-up, reviewing supplier responses, escalating issues related to non-responsive suppliers and data quality control, and addressing such issues. Source Intelligence maintained an online data collection platform for Outset which included the status of supplier outreach, records of supplier responses, validation of responses, information related to quality control efforts and risk classification information. The team regularly reviewed and monitored the online platform and collaborated with Source Intelligence throughout the diligence process, including via periodic meetings.

•
Strengthen Engagement with Suppliers. As discussed above, we worked collaboratively with Source Intelligence to engage with in-scope suppliers. To strengthen supplier engagement and training and facilitate supplier responsiveness to our inquiry, we offered suppliers access to online learning and help centers maintained by Source Intelligence. Through the learning center, suppliers were given access to tools to facilitate a deeper understanding of the Conflict Minerals rules and why the information was being requested, including links to multi-lingual training materials and other resources that covered topics such as how to collect and validate smelter data, how to complete a CMRT and how to manage a Conflict Minerals program. Through the help center, suppliers had an opportunity to seek help-desk support from Source Intelligence’s team of supplier support specialists. Representatives of Source Intelligence also offered assistance to suppliers as needed in connection with the follow-up outreach. In addition, to enhance our monitoring of suppliers and better communicate our expectations for responsible business conduct in general, we have deployed a Supplier Code of Conduct to our suppliers which includes a certification regarding policies and systems for conflict-free sourcing and providing related information to us upon our request.

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Grievance Mechanism. Our publicly available Conflict Minerals policy directs suppliers and other external parties to report any questions or concerns about the policy by contacting Outset at conflictminerals@outsetmedical.com.

2.
OECD Step 2 - Identify and Assess Risk in the Supply Chain

To identify risk in our supply chain, we relied on our suppliers to provide information on the presence, use, source and chain of custody of the Conflict Minerals contained in supplier products or components included in the Covered Products. Following an initial inquiry, completed CMRTs were requested from in scope suppliers as appropriate. Source Intelligence assisted with reviewing suppliers’ completed CMRTs, evaluated supplier responses for plausibility, consistency and gaps in information, and followed up with suppliers to request clarification or additional information or otherwise address quality control flags.

Source Intelligence maintains a smelter and refiner database to document (i) which facilities are known metal processors (i.e., verified) based on lists published by the RMI as well as its own research and direct supplier outreach, (ii) which companies are exclusive recyclers, (iii) mine country of origin information and (iv) conflict-free certification status. To verify smelters and refiners listed by suppliers in completed CMRTs, Source Intelligence compared the identified facilities against its list of known metal processors. Supplier responses listing entities that are not verified smelters or refiners were flagged during the quality control process and suppliers were asked for further clarification.

To determine conflict-free certification status, Source Intelligence compared the verified smelters and refiners against lists of facilities that have been certified as conflict-free by independent third-party audit programs, specifically the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, the London Bullion Market Association (LBMA) Good Delivery Program and the Responsible Jewellery Council (RJC) Chain-of-Custody Certification.

Through its platform, Source Intelligence assigned a risk classification to each submitted CMRT to indicate the level of risk associated with the data provided in such CMRT and provide us with certain risk indicators designed to inform our internal risk mitigation policies and procedures. These CMRT risk classifications are based on the smelter and refiner data provided in a given CMRT (including mine country of origin information, the associated country risk level, and conflict-free certification status), as well as any flags that are raised and remain unresolved through the quality control process, such as incomplete or inconsistent responses.

3.
OECD Step 3 - Design and Implement a Strategy to Respond to Risk

We determine on a case-by-case basis the appropriate risk mitigation strategy for supply chain risks identified in the course of our due diligence efforts, including where suppliers do not cooperate with our information requests or ultimately, notwithstanding encouragement from Outset, do not meet our expectations with respect to responsible conflict-free sourcing. Potential outcomes include providing access to additional education and training, cautioning the supplier, requiring additional information or corrective actions from the supplier to address our concerns, continuing to work with the supplier while risks are addressed and escalating issues to senior management as appropriate. For any supplier that is ultimately unable to source Outset’s materials from smelters or refiners that have been certified as conflict-free by an independent third-party audit program, we plan to assess the risks on a case-by-case basis and determine proper strategies, taking into consideration various factors including supplier size and capabilities, and whether products and technologies provided by the supplier can be dual-sourced, developed, or ultimately, replaced.

4.
OECD Step 4 - Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As a downstream purchaser, we do not have a direct relationship with the smelters and refiners in our supply chain, and we do not perform or direct audits of these entities. Instead, we rely on audits performed by independent third party audit programs, specifically the RMAP, LMBA Good Delivery Program and the RJC Chain-of-Custody Certification. These audit programs evaluate smelter and refiner activities and determine whether the smelter or refiner demonstrates that it has systems and controls in place to ensure that all materials it processes originate from conflict-free sources.

In addition, Source Intelligence attempts to directly contact smelters and refiners that are not currently certified as conflict-free to gain more information about their sourcing practices, including countries of origin and transfer, whether there are internal due diligence procedures in place or other processes the entity takes to track the chain-of-custody on the source of its mineral ores. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the facility’s sourcing practices.

5.
OECD Step 5 - Report on Supply Chain Due Diligence

We expect to report annually, to the extent required by the Rule, and have posted our Form SD containing this Report on our website at: https://investors.outsetmedical.com/financial-information/sec-filings.

Results of Due Diligence Performed

The due diligence measures described above revealed the following:

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Of the 92 in-scope suppliers contacted for the Reporting Period, approximately 83% (76 suppliers) responded by providing completed CMRTs or otherwise confirming that the products they supplied to Outset do not contain Conflict Minerals, and are considered “responsive.” The remaining 17% (16 suppliers) did not provide a completed CMRT even after our and Source Intelligence’s follow-up outreach efforts and are considered “non-responsive.”

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Of the 76 responsive suppliers, approximately 42 reported having no Conflict Minerals in their products and 34 reported having Conflict Minerals in their products.

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Of the 358 verified smelters and refiners reported by our in-scope suppliers (as set forth on Appendix 1), approximately 67% have been certified as conflict-free by at least one independent third-party audit program, or are actively moving through the certification process.

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While 43 of the 358 verified smelters and refiners are believed to source from at least one Covered Country based on information in Source Intelligence’s smelter database, 37 of these 43 entities have been certified as conflict-free by at least one independent third party audit program.

With respect to those responsive suppliers that listed in their CMRTs one or more smelters or refiners which, based on Source Intelligence’s smelter database, are believed to source from at least one Covered Country but have not been independently certified as conflict-free, a substantial majority provided a company-level CMRT, rather than a product-level response specific to the components supplied to Outset and incorporated in the Covered Products. In addition, Source Intelligence’s smelter database identifies all countries from which a particular metal processor is believed to source materials on an enterprise-wide basis. As a result, we are unable to trace the Conflict Minerals sourced from specific smelters or refiners to particular products, and are thus unable to confirm whether such Conflict Minerals were contained in components supplied to us. Consequently, we believe our data may contain a number of “false positives” in relation to the risk that necessary Conflict Minerals actually supplied to us and used in the Covered Products were sourced from a smelter or refiner that in turn sourced them from a Covered Country and is not certified-as conflict free.

Identified Smelters and Refiners

We have listed on Appendix 1 the verified smelters and refiners (by metal) identified by our in-scope suppliers in completed CMRTs as a result of our RCOI and due diligence, as well as, based on information from the Source Intelligence smelter database, the RMI identification, location and conflict-free certification status of each smelter and refiner.

Out of the 34 suppliers that reported having Conflict Minerals in their products, 28 provided company-level responses (i.e., information regarding all Conflict Minerals used in every component and product they manufacture ), 4 provided product-level responses (i.e., information for the particular types of products and components they supplied to Outset), and 2 provided responses at a different level defined by the supplier within the CMRT. As a result, some of the smelters and refiners reported to Outset and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Identified Countries of Origin

We do not have sufficient information to reliably determine the countries of origin of all the necessary Conflict Minerals in the Covered Products given that certain suppliers provided inconsistent or incomplete responses or provided information at the company-level. However, based on the smelters and refiners listed by in-scope suppliers in completed CMRTs, combined with associated mine country of origin information from Source Intelligence’s smelter database, the countries of origin may include the countries listed on Appendix 2. As discussed above, because the majority of responsive suppliers provided information at the company-level, and because Source Intelligence’s smelter database tracks mine country of origin information for metal processors on an enterprise-wide basis, we believe there are likely countries of origin in Appendix 2 that are not countries of origin of the necessary Conflict Minerals included in the Covered Products. As a result, we are unable to reliably determine whether any of the necessary Conflict Minerals in the Covered Products originated in the Covered Countries or whether such Conflict Minerals were entirely from recycled or scrap sources or were from other conflict-free sources.

Efforts to Determine Mine or Location of Origin

Our efforts to determine the mines or locations of origin included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation Measures

As we continue our Conflict Minerals program, we intend to take the following steps to further enhance our due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

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Encourage our suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been independently certified as conflict-free, including by reiterating our expectations as outlined in our Conflict Minerals policy to in-scope suppliers;

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Further develop, refine and implement our risk mitigation strategy for supply chain risks identified in the course of our due diligence; and

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Continue to engage a third-party service provider to assist with engaging suppliers, collecting, processing and storing supplier responses through an online platform, reviewing and validating supplier responses, identifying and resolving quality control flags, identifying potential risks, and conducting follow-up outreach with non-responsive suppliers and suppliers identified as having quality control flags.

Inherent Limitations on Due Diligence Measures

Our supply chain with respect to the Covered Products is complex, and our procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of Conflict Minerals. As a result, we do not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, have taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in our supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires us to rely on our direct suppliers in our efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party service providers may be inaccurate or incomplete or subject to other irregularities. In addition, because of our relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, our ability to verify the accuracy of information reported by suppliers is limited.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, due diligence and risk mitigation efforts, strategy and future reporting, constitute forward-looking statements that involve risks and uncertainties. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “evaluate,” “may,” “will,” “should,” “would,” “could,” “potential,” “forecast,” “guidance,” “outlook,” “predicts,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside our control. Risks and uncertainties that could cause actual results to differ include, without limitation, the possibility of future regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to our products or supply chain, changes to our supplier base, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, as well as the other risks and uncertainties further described in the “Risk Factors” section of our most recent Annual Report and Quarterly Report, as well as in our other reports filed with or furnished to the SEC. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.

We have provided information as of the date of this Report and undertake no obligation to revise or update any forward-looking statements for any reason. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Outset’s Conflict Minerals policy, may affect our future disclosures and determinations under the Rule. In addition, our due diligence and reporting obligations under the Rule may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this Report.

APPENDIX 1

Smelters and Refiners by Metal

Based on the information that was provided by our in-scope suppliers in completed CMRTs, we believe that, to the extent reasonably determinable by Outset, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the verified smelters and refiners identified below. However, as noted above, where our suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to Outset for use in the Covered Products, the smelters and refiners reported to us by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products. The below smelter information is based on data available in Source Intelligence’s smelter database as of April 2026. Any changes to the database that took place after April 2026 are not reflected.

* For purposes of the “Conflict Free Certification” status column in the table below:

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“YES” means at least one of the following is true (i) the smelter has an active RMAP certification or is in the process of renewing its certification, (ii) the smelter has obtained a Responsible Gold Certification from the LBMA and/or (iii) the smelter has obtained a Chain-of-Custody Certification from the RJC
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“ACTIVE” means the smelter or refiner is actively moving through the RMAP certification process
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“NO” means the smelter or refiner is a verified metal processor based on Source Intelligence’s smelter database but has not been certified by at least one independent third-party audit program (RMAP, LBMA or RJC), is not actively moving through the RMAP certification process, and has not committed to obtain RMAP certification

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	YES
Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779	AUSTRIA	YES
Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA	NO
8853 S.p.A.	CID002763	ITALY	YES
Attero Recycling Pvt Ltd	CID004697	INDIA	NO
SOLEIL METALS (Chala One Plant)	CID004704	PERU	YES
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	YES
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	NO
SOLEIL METALS (YAKARI Plant)	CID004705	PERU	YES
Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA	YES
Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA	YES
Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	YES
Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA	NO
Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	YES
Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	YES
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	YES
Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	YES
Metalor Technologies S.A.	CID001153	SWITZERLAND	YES
Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	YES
Asahi Refining Canada Ltd.	CID000924	CANADA	YES
Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	YES
NOBLE METAL SERVICES	CID003690	UNITED STATES OF AMERICA	NO
Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY	NO
TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	INDIA	ACTIVE
L'Orfebre S.A.	CID002762	ANDORRA	NO
Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA	YES
Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES	YES
Pease & Curren	CID002872	UNITED STATES OF AMERICA	NO
SAAMP	CID002761	FRANCE	YES
Agosi AG	CID000035	GERMANY	YES
Industrial Refining Company	CID002587	BELGIUM	NO
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	YES
Sudan Gold Refinery	CID002567	SUDAN	NO
Mitsubishi Materials Corporation	CID001188	JAPAN	YES
Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	YES
MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	YES
Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	YES
Morris and Watson	CID002282	NEW ZEALAND	NO
Super Dragon Technology Co., Ltd.	CID001810	TAIWAN, PROVINCE OF CHINA	NO
Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	NO
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	YES
Gasabo Gold Refinery Ltd	CID005006	RWANDA	NO
Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014	PERU	NO
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	YES
Guangdong Jinding Gold Limited	CID002312	CHINA	NO
T.C.A S.p.A	CID002580	ITALY	YES
African Gold Refinery	CID003185	UGANDA	NO

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Argor-Heraeus S.A.	CID000077	SWITZERLAND	YES
ASAHI METALFINE, Inc.	CID000082	JAPAN	YES
Asaka Riken Co., Ltd.	CID000090	JAPAN	YES
Bangalore Refinery	CID002863	INDIA	YES
Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	YES
Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	YES
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	NO
GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA	NO
Aurubis AG	CID000113	GERMANY	YES
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA	NO
Nihon Material Co., Ltd.	CID001259	JAPAN	YES
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	YES
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA	NO
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	YES
Shandong Gold Smelting Co., Ltd.	CID001916	CHINA	YES
International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES	YES
QG Refining, LLC	CID003324	UNITED STATES OF AMERICA	NO
LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	YES
Heimerle + Meule GmbH	CID000694	GERMANY	YES
Planta Recuperadora de Metales SpA	CID002919	CHILE	YES
Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	YES
Boliden Mineral AB (Ronnskar)	CID000157	SWEDEN	YES
Heraeus Germany GmbH Co. KG	CID000711	GERMANY	YES
Tokuriki Honten Co., Ltd.	CID001938	JAPAN	YES
TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	YES
K.A. Rasmussen	CID003497	NORWAY	NO
Torecom	CID001955	KOREA, REPUBLIC OF	NO
C. Hafner GmbH + Co. KG	CID000176	GERMANY	YES
Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	YES
JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION	NO
Caridad	CID000180	MEXICO	NO
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION	NO
Cendres + Metaux S.A.	CID000189	SWITZERLAND	YES
Umicore Precious Metals Thailand	CID002314	THAILAND	NO
Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	YES
MKS PAMP SA	CID001352	SWITZERLAND	YES
United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	YES
Glencore Canada Corporation - CCR Refinery	CID000185	CANADA	YES
Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA	NO
HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF	NO
Chimet S.p.A.	CID000233	ITALY	YES
Valcambi S.A.	CID002003	SWITZERLAND	YES
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	YES
Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	NO
Chugai Mining	CID000264	JAPAN	YES
PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	YES
Gold Corporation - The Perth Mint	CID002030	AUSTRALIA	YES
Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	YES
Impala Platinum - Base Metal Refinery (BMR)	CID004604	SOUTH AFRICA	YES
Istanbul Gold Refinery	CID000814	TURKEY	YES
Italpreziosi	CID002765	ITALY	YES
WIELAND Edelmetalle GmbH	CID002778	GERMANY	YES
JALAN & Company	CID002893	INDIA	NO

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Japan Mint	CID000823	JAPAN	YES
Yunnan Copper Southwest Copper Branch	CID000197	CHINA	NO
CGR Metalloys Pvt Ltd.	CID003382	INDIA	NO
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA	NO
Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES	NO
Gold Coast Refinery	CID003186	GHANA	NO
Sovereign Metals	CID003383	INDIA	NO
Jiangxi Copper Co., Ltd.	CID000855	CHINA	YES
Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CID001947	CHINA	NO
PX Precinox S.A.	CID001498	SWITZERLAND	YES
Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	YES
Yamakin Co., Ltd.	CID002100	JAPAN	YES
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA	NO
Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	YES
NH Recytech Company	CID003189	KOREA, REPUBLIC OF	YES
Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	YES
Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	YES
DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	YES
Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	YES
Yokohama Metal Co., Ltd.	CID002129	JAPAN	YES
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	NO
Kundan Care Products Ltd.	CID003463	INDIA	NO
JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	NO
JX Advanced Metals Corporation	CID000937	JAPAN	YES
Shirpur Gold Refinery Ltd.	CID002588	INDIA	NO
ABC Refinery Pty Ltd.	CID002920	AUSTRALIA	YES
AU Traders and Refiners	CID002850	SOUTH AFRICA	NO
Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES	NO
Augmont Enterprises Private Limited	CID003461	INDIA	NO
Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN	NO
Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA	NO
Kazzinc Ltd	CID000957	KAZAKHSTAN	YES
Royal Canadian Mint	CID001534	CANADA	YES
Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA	NO
Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA	NO
Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA	NO
REMONDIS PMR B.V.	CID002582	NETHERLANDS	YES
Sai Refinery	CID002853	INDIA	NO
Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA	NO
Modeltech Sdn Bhd	CID002857	MALAYSIA	NO
Safimet S.p.A	CID002973	ITALY	YES
Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION	NO
SAFINA A.S.	CID002290	CZECHIA	YES
Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	YES
KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	YES
Dowa	CID000401	JAPAN	YES
Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF	NO
Alexy Metals	CID003500	UNITED STATES OF AMERICA	NO
SAMWON METALS Corp.	CID001562	KOREA, REPUBLIC OF	NO
Kojima Chemicals Co., Ltd.	CID000981	JAPAN	YES

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	YES
Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA	NO
Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	YES
Shandong Humon Smelting Co., Ltd.	CID002525	CHINA	NO
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	YES
MD Overseas	CID003548	INDIA	NO
Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	CHINA	YES
WEEEREFINING	CID003615	FRANCE	NO
Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	YES
SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	YES
Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	YES
L'azurde Company For Jewelry	CID001032	SAUDI ARABIA	NO
Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES	NO
SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	YES
Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA	YES
Albino Mountinho Lda.	CID002760	PORTUGAL	NO
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA	NO
Dongwu Gold Group	CID003663	CHINA	YES
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	YES
Lingbao Gold Co., Ltd.	CID001056	CHINA	NO
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA	NO
Gold by Gold Colombia	CID003641	COLOMBIA	YES
LS MnM Inc.	CID001078	KOREA, REPUBLIC OF	YES
Coimpa Industrial LTDA	CID004010	BRAZIL	YES
SAM Precious Metals FZ-LLC	CID003666	UNITED ARAB EMIRATES	YES
Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE	NO
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA	NO
State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA	NO
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	CHINA	NO
Marsam Metals	CID002606	BRAZIL	NO
GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF	YES
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	YES
Impala Platinum - Rustenburg Smelter	CID004610	SOUTH AFRICA	YES
Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES	NO
Materion	CID001113	UNITED STATES OF AMERICA	YES
Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION	NO
Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	YES
Jiangxi Tuohong New Raw Material	CID002842	CHINA	YES
Mineracao Taboca S.A.	CID001175	BRAZIL	YES
Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	CHINA	ACTIVE
Global Advanced Metals Aizu	CID002558	JAPAN	YES
Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	YES
Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN	YES
NPM Silmet OU	CID001200	ESTONIA	YES
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	YES
TANIOBIS Co., Ltd.	CID002544	THAILAND	YES
TANIOBIS GmbH	CID002545	GERMANY	YES

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA	YES
TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	YES
TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	YES
Telex Metals	CID001891	UNITED STATES OF AMERICA	YES
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	YES
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	YES
Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	YES
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	YES
D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	YES
XinXing Haorong Electronic Material Co., Ltd.	CID002508	CHINA	YES
QuantumClean	CID001508	UNITED STATES OF AMERICA	YES
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	YES
Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	YES
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	YES
Resind Industria e Comercio Ltda.	CID002707	BRAZIL	YES
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	YES
KEMET de Mexico	CID002539	MEXICO	YES
RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA	YES
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	YES
Taki Chemical Co., Ltd.	CID001869	JAPAN	YES
5D Production OU	CID003926	ESTONIA	NO
F&X Electro-Materials Ltd.	CID000460	CHINA	YES
AMG Brasil	CID001076	BRAZIL	YES
FIR Metals & Resource Ltd.	CID002505	CHINA	YES
PowerX Ltd.	CID004054	RWANDA	YES
RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	INDIA	NO
Melt Metais e Ligas S.A.	CID002500	BRAZIL	ACTIVE
Woodcross Smelting Company Limited	CID004724	UGANDA	YES
Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	YES
Aurubis Beerse	CID002773	BELGIUM	YES
Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA	YES
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	YES
PT Rajehan Ariq	CID002593	INDONESIA	YES
HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA	YES
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	CHINA	NO
Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA	NO
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	YES
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA	NO
Mineracao Taboca S.A.	CID001173	BRAZIL	YES
Minsur	CID001182	PERU	YES
Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA	YES
Mitsubishi Materials Corporation	CID001191	JAPAN	YES
An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM	NO
Dongguan Best Alloys Co., Ltd.	CID000377	CHINA	YES
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	YES
PT Arsed Indonesia	CID005067	INDONESIA	YES
Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA	ACTIVE
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM	NO
Thaisarco	CID001898	THAILAND	YES
Pongpipat Company Limited	CID003208	MYANMAR	NO

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	YES
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA	NO
PT Masbro Alam Stania	CID003380	INDONESIA	ACTIVE
Novosibirsk Tin Combine	CID001305	RUSSIAN FEDERATION	NO
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	YES
O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	YES
P Kay Metal, Inc	CID005189	UNITED STATES OF AMERICA	YES
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM	NO
Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	YES
Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA	NO
China Tin Group Co., Ltd.	CID001070	CHINA	YES
VQB Mineral and Trading Group JSC	CID002015	VIET NAM	NO
PT Artha Cipta Langgeng	CID001399	INDONESIA	ACTIVE
PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	YES
PT Bangka Prima Tin	CID002776	INDONESIA	YES
PT Cipta Persada Mulia	CID002696	INDONESIA	YES
White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	YES
CRM Synergies EMEA, S.L.U.	CID003524	SPAIN	YES
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	YES
PT Mitra Stania Prima	CID001453	INDONESIA	YES
PT Panca Mega Persada	CID001457	INDONESIA	NO
CV Ayi Jaya	CID002570	INDONESIA	YES
PT Prima Timah Utama	CID001458	INDONESIA	YES
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA	NO
PT Premium Tin Indonesia	CID000313	INDONESIA	YES
Precious Minerals and Smelting Limited	CID003409	INDIA	NO
Luna Smelter, Ltd.	CID003387	RWANDA	YES
PT Timah Tbk Mentok	CID001482	INDONESIA	YES
PT Timah Tbk Kundur	CID001477	INDONESIA	YES
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	YES
PT Mitra Sukses Globalindo	CID003449	INDONESIA	YES
Resind Industria e Comercio Ltda.	CID002706	BRAZIL	YES
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	NO
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA	YES
Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA	YES
Modeltech Sdn Bhd	CID002858	MALAYSIA	NO
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL	ACTIVE
Dowa	CID000402	JAPAN	YES
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL	YES
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM	NO
Super Ligas	CID002756	BRAZIL	YES
Aurubis Berango	CID002774	SPAIN	YES
EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	YES
PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA	YES
Estanho de Rondonia S.A.	CID000448	BRAZIL	YES
Fenix Metals	CID000468	POLAND	YES
Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE	YES

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	YES
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA	NO
Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	NO
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN	YES
Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA	YES
A.L.M.T. Corp.	CID000004	JAPAN	YES
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	NO
ACL Metais Eireli	CID002833	BRAZIL	NO
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	YES
Philippine Bonway Manufacturing Industrial Corporation	CID004797	PHILIPPINES	YES
Moliren Ltd.	CID002845	RUSSIAN FEDERATION	NO
Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA	YES
Jing Yuan Tungsten Technology Co., Ltd.	CID005012	TAIWAN, PROVINCE OF CHINA	YES
LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017	LAO PEOPLE'S DEMOCRATIC REPUBLIC	ACTIVE
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	YES
Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM	YES
H.C. Starck Tungsten GmbH	CID002541	GERMANY	YES
Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	YES
TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	YES
Masan High-Tech Materials	CID002543	VIET NAM	YES
S.P.T. spol.s r.o.	CID005068	CZECHIA	YES
Tungamoy Metals Inc.	CID005248	KOREA, REPUBLIC OF	YES
Hunan Jintai New Material Co., Ltd.	CID000769	CHINA	NO
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA	NO
Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION	NO
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	YES
CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA	NO
Japan New Metals Co., Ltd.	CID000825	JAPAN	YES
China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	YES
Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	YES
JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION	NO
Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA	YES
Hubei Green Tungsten Co., Ltd.	CID003417	CHINA	YES
NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION	NO
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	YES
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	YES
Xiamen Tungsten Co., Ltd.	CID002082	CHINA	YES
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	YES
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA	NO
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA	YES
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	YES
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	YES
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL	NO
Cronimet Brasil Ltda	CID003468	BRAZIL	YES
Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES	YES
Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	YES
Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	YES

Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certification
Unecha Refractory Metals Plant	CID002724	RUSSIAN FEDERATION	NO
Artek LLC	CID003553	RUSSIAN FEDERATION	NO
OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION	NO
OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION	NO
Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA	NO
LLC Vostok	CID003643	RUSSIAN FEDERATION	NO
YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA	NO
HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF	NO
Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM	YES
Nam Viet Cromit Joint Stock Company	CID004034	VIET NAM	NO
DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF	NO
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA	YES
MALAMET SMELTING SDN. BHD.	CID004056	MALAYSIA	NO
Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA	YES
Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	YES
Philippine Carreytech Metal Corp.	CID004438	PHILIPPINES	ACTIVE
KENEE MINING VIETNAM COMPANY LIMITED	CID004619	VIET NAM	YES

APPENDIX 2

Potential Countries of Origin of Conflict Minerals

ANGOLA	GUINEA	PERU
ARGENTINA	GUYANA	PHILIPPINES
ARMENIA	HONG KONG	POLAND
AUSTRALIA	HUNGARY	PORTUGAL
AUSTRIA	INDIA	RUSSIAN FEDERATION
BELARUS	INDONESIA	RWANDA
BELGIUM	IRELAND	SAUDI ARABIA
BERMUDA	ISRAEL	SIERRA LEONE
BOLIVIA	ITALY	SINGAPORE
BRAZIL	JAPAN	SLOVAKIA
BURUNDI	JERSEY	SOUTH AFRICA
CAMBODIA	KAZAKHSTAN	SOUTH KOREA
CANADA	KENYA	SOUTH SUDAN
CENTRAL AFRICAN REPUBLIC	KYRGYZSTAN	SPAIN
CHILE	LAOS	SURINAME
CHINA	LUXEMBOURG	SWEDEN
COLOMBIA	MADAGASCAR	SWITZERLAND
CONGO	MALAYSIA	TAIWAN
CONGO, DEMOCRATIC REPUBLIC	MALI	TAJIKISTAN
COTE D'IVOIRE	MEXICO	TANZANIA
CZECHIA	MONGOLIA	THAILAND
DJIBOUTI	MOROCCO	TURKEY
ECUADOR	MOZAMBIQUE	UGANDA
EGYPT	MYANMAR	UNITED ARAB EMIRATES
ESTONIA	NAMIBIA	UNITED KINGDOM
ETHIOPIA	NETHERLANDS	UNITED STATES
FINLAND	NEW ZEALAND	UZBEKISTAN
FRANCE	NIGER	VIET NAM
GERMANY	NIGERIA	ZAMBIA
GHANA	PAPUA NEW GUINEA	ZIMBABWE